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                                                                    EXHIBIT 10.5

                               CNB HOLDINGS, INC.
                         NON QUALIFIED STOCK OPTION PLAN

A.      PURPOSE AND SCOPE

        The purpose of this Plan is to attract, retain and compensate key personnel and directors of the Company through the grant of options to purchase shares of the Company's common stock.

B.      DEFINITIONS

        Unless otherwise required by the context:

         1. "Board" shall mean the Board of Directors of the Company.

         2. "Company" shall mean CNB Holdings, Inc., a Georgia corporation, or any parent or subsidiary.

         3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         4. "Option" shall mean a right to purchase Stock granted pursuant to the Plan.

         5. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

         6. "Participant" shall mean an employee or director of the Company to whom an Option is granted under the Plan.

         7. "Plan" shall mean this CNB Holdings, Inc. Non Qualified Stock Option Plan.

         8. "Stock" shall mean the common stock, One Dollar ($1.00) par value, of the Company.

C.      STOCK TO BE OPTIONED

        Subject to the provision of Section M of this Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 40,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D.      ADMINISTRATION

        The Plan shall be administered by the Board. The Board shall be responsible for the operation of the Plan with respect to participation in the Plan by employees of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board shall be final. No member of the Board shall be liable for any action or determination made by him in good faith.


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        E.      ELIGIBILITY

    The Board may grant Options to any key employee (including an employee who is a director or an officer) or any member of the Board of Directors of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine. Options granted at different times need not contain similar provisions.

        F.      OPTION PRICE

    The purchase price for Stock under each Option shall be determined in each case by the Board.

        G.      TERMS AND CONDITIONS OF OPTIONS

    Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

        1. Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time specified in the Option agreement following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

        2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

         4. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised: (i) after the expiration of ten years from the date it is granted;
(ii) for a fractional share of Stock; or (iii) in the event the Company's primary federal regulator determines that the Company's capital has then fallen below such regulator's requirements.

        H.      TERMINATION OF EMPLOYMENT

    In any Option agreement, the Board may provide that if a Participant ceases to be employed by the Company for any reason, including, but not limited to, the death of the Participant, his Options which have not been exercised as of the date of termination shall immediately terminate and be of no further force and effect.

        I.      NO OBLIGATIONS TO EXERCISE OPTION

    The granting of an Option shall impose no obligation upon the Participant to exercise such Option.


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        J.      NONASSIGNABILITY

    Options shall not be transferable and shall be exercisable only by such Participant.

        K.      EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

    The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (i) a subdivision or consolidation of shares or any other capital adjustment; (ii) the payment of a stock dividend; (iii) other increase or decrease in such shares effected without receipt of consideration by the Company; or (iv) any merger, recapitalization or other form of reorganization or corporate restructuring involving the Company. An Option shall pertain, apply and relate to the securities of any successor in the event of a corporate restructuring, subject to appropriate adjustment.

        L.      AMENDMENT AND TERMINATION

    The Board, by resolution, may terminate, amend or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted. The Plan shall be binding upon the Company, its successors and assigns.

        M.      AGREEMENT AND REPRESENTATION OF EMPLOYEES

    As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment purposes and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

        N.      RESERVATION OF SHARES OF STOCK

    The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

        O.      EFFECTIVE DATE OF PLAN

    The Plan shall be effective from the date that the Plan is approved by the Board.